Exhibit 99.1
Wheels Up Announces Second Quarter Results
Continued focus on more profitable flying leads to improved financial performance and customer experience

ATLANTA – August 7, 2025 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the second quarter of 2025. Highlights of the quarter, including GAAP results, non-GAAP financial measures and key operating metrics, are on pages two and three and incorporated herein.

Commentary from Wheels Up’s Chief Executive Officer George Mattson about the company’s financial and operating results for the second quarter ended June 30, 2025 is included in an Investor Letter that can be found on Wheels Up’s Investor Relations website at https://investors.wheelsup.com.

Second Quarter 2025 Results
•Revenue of $189.6 million, down 3% year over year
•Total Gross Bookings of $261.9 million, consistent year over year
•Gross profit of $2.2 million, a $13.2 million improvement year over year
•Adjusted Contribution of $23.1 million equating to an Adjusted Contribution Margin of 12.2%, up 4 percentage points year over year
•Net loss of $82.3 million or $(0.12) per share, a 15% improvement year over year
•Adjusted EBITDA loss of $29.0 million, a 22% improvement year over year
•Adjusted EBITDAR loss of $25.1 million, a 13% improvement year over year

“Our top priority has been realigning our product, fleet, and operations to better meet customer demand, while advancing our strategic partnership with Delta. This focused execution has strengthened our financial position and laid a strong foundation for sustained, profitable growth,” said Wheels Up Chief Executive Officer George Mattson. “I’m incredibly proud of how our team has continued to deliver exceptional service and operational excellence, even as we invest in modernizing and simplifying our fleet. As we scale our premium jet offering, deepen our collaboration with Delta, and drive greater productivity and efficiency, we remain committed to transforming our business and delivering the most accessible and flexible portfolio of private aviation solutions in the industry.”

Business highlights
•More profitable flying. Continued progress against the previously announced fleet modernization strategy has resulted in meaningful financial improvement. Gross profit improved approximately $13 million year over year in the second quarter on 33 fewer active aircraft in the controlled fleet at quarter end. Adjusted Contribution Margin increased by over 4 percentage points year over year to 12.2 percent on a 10 percent increase in Utility during the second quarter.
•Progress on fleet modernization. Premium Phenom and Challenger jets comprised approximately 20% of Wheels Up’s controlled fleet at quarter end and the company is expecting to add three Challenger 300 aircraft into revenue service in the third quarter of 2025. As part of streamlining its fleet, the company sold or completed lease returns on 31 legacy aircraft during the first half of 2025 and has retired the Citation CJ3 from revenue service.

•Strong growth in Delta partnership. For the second quarter, corporate membership fund sales exceeded expectations and increased more than 25 percent year over year. Corporate membership fund mix was 45% for the quarter, up 4 points sequentially from the first quarter.
•Actions to improve productivity and efficiency. Wheels Up is in the process of implementing initiatives expected to drive approximately $50 million in annual cash cost savings through the efficiency, productivity and overhead cost reductions associated with our fleet modernization plan and other actions over the next several quarters. The financial impact of these actions is expected to be realized on a rolling basis as they are completed, with the full impact expected to begin in the back half of 2026.

Financial and Operating Highlights(1)

	Three Months Ended June 30,
(in thousands, except Live Flight Legs, Private Jet Gross Bookings per Live Flight Leg, Utility and percentages)	2025	2024	% Change
Total Gross Bookings	$261,948	$265,346	(1)%

Private Jet Gross Bookings	$208,326	$216,843	(4)%

Live Flight Legs	11,971	12,855	(7)%

Private Jet Gross Bookings per Live Flight Leg	$17,403	$16,868	3%

Utility(2)	41.1	37.4	10%

Completion Rate	98%	98%	n/m

On-Time Performance (D-60)	88%	91%	n/m

	Six Months Ended June 30,
	2025	2024	% Change
Total Gross Bookings	$503,850	$490,020	3%

Private Jet Gross Bookings	$413,619	$408,606	1%

Live Flight Legs	22,866	24,609	(7)%

Private Jet Gross Bookings per Live Flight Leg	$18,089	$16,604	9%

Three Months Ended June 30,
(In thousands, except percentages)	2025	2024	$ Change	% Change
Revenue	$189,637	$196,285	$(6,648)	(3)%
Gross profit (loss)	$2,192	$(10,998)	$13,190	n/m
Adjusted Contribution	$23,070	$15,298	$7,772	51%
Adjusted Contribution Margin	12.2%	7.8%	n/a	4	pp
Net loss	$(82,299)	$(96,973)	$14,674	15%
Adjusted EBITDA	$(29,037)	$(37,355)	$8,318	22%
Adjusted EBITDAR	$(25,119)	$(28,759)	$3,640	13%

Six Months Ended June 30,
(In thousands, except percentages)	2025	2024	$ Change	% Change
Revenue	$367,167	$393,386	$(26,219)	(7)%
Gross profit (loss)	$1,088	$(27,552)	$28,640	n/m
Adjusted Contribution	$45,511	$17,313	$28,198	n/m
Adjusted Contribution Margin	12.4%	4.4%	n/a	8	pp
Net loss	$(181,612)	$(194,366)	$12,754	7%
Adjusted EBITDA	$(53,187)	$(86,584)	$33,397	39%
Adjusted EBITDAR	$(43,911)	$(69,844)	$25,933	37%
Net cash used in operating activities	$(110,804)	$(98,956)	$(11,848)	(12)%
__________________
(1)For information regarding Wheels Up's use and definitions of our key operating metrics and non-GAAP financial measures, see “Definitions of Key Operating Metrics,” “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
(2)For the three months ended June 30, 2025, Utility for the Embraer Phenom 300 series and Bombardier Challenger 300 series aircraft in our controlled fleet were 49 and 54 hours, respectively. We did not have any Embraer Phenom 300 series or Bombardier Challenger 300 series aircraft in our controlled fleet during the three months ended June 30, 2024.
n/m    Not meaningful

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. with a large, diverse fleet and a global network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs and commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides freight, safety, security, and managed services to a range of clients, including individuals and government organizations. With the Wheels Up app and website, members can easily search, book, and fly.
For more information, visit www.wheelsup.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements provide current expectations of future circumstances or events based on certain assumptions and include any statement, projection or forecast that does not directly relate to any historical or current fact. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, “we”, “us”, “our” or the “Company”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: (i) Wheels Up’s growth plans, the size, demand, competition in and growth potential of the markets for Wheels Up’s service offerings and the degree of market adoption of Wheels Up’s member programs, charter offerings and any future services it may offer; (ii) the potential impact of Wheels Up’s cost reduction and operational efficiency and productivity initiatives on its business and results of operations, including timing, magnitude and possible effects on liquidity levels and working capital; (iii) Wheels Up’s fleet modernization strategy, its ability to execute such strategy on the timeline that it currently anticipates and the expected commercial, financial and operational impacts to Wheels Up, including due to changes in the market for purchases and sales of aircraft; (iv) Wheels Up’s liquidity and future cash flows, certain restrictions related to its indebtedness obligations and its ability to perform under its contractual and indebtedness obligations; (v) Wheels Up’s ability to achieve its financial goals in the future on the most recent schedule that it has announced; (vi) the potential impacts or benefits from pursuing strategic actions involving Wheels Up or its subsidiaries or affiliates, including, among others, acquisitions and divestitures, new debt or equity financings, refinancings of existing indebtedness, stock repurchases and commercial partnerships or arrangements; and (vii) the impacts of general economic and geopolitical conditions on Wheels Up’s business and the aviation industry, including due to, among others, fluctuations in interest rates, inflation, foreign currencies, taxes, tariffs and trade policies, and consumer and business spending decisions. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 11, 2025 (“Annual Report”) and our other filings with the SEC. It is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release.
Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EBITDAR, Adjusted Contribution and Adjusted Contribution Margin. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to Revenue or any component thereof, Net income (loss), Operating income (loss) or any other performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures,” respectively, in this press release. Wheels Up believes that these non-GAAP financial measures provide useful supplemental information to investors about Wheels Up. However, there are certain limitations related to the use of these non-GAAP financial measures and their nearest GAAP measures, including that they exclude significant expenses that are required to be recorded in Wheels Up’s financial measures under GAAP. Other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included in this press release.
Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended June 30,		Change in
	2025	2024	$	%
Revenue	$189,637	$196,285	$(6,648)	(3)%

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	173,955	191,690	(17,735)	(9)%
Technology and development	9,358	10,529	(1,171)	(11)%
Sales and marketing	24,385	21,480	2,905	14%
General and administrative	30,232	35,949	(5,717)	(16)%
Depreciation and amortization	13,490	15,593	(2,103)	(13)%
(Gain) loss on sale of aircraft	(2,203)	234	(2,437)	n/m
(Gain) loss on disposal of assets, net	20	(136)	156	n/m
Total costs and expenses	249,237	275,339	(26,102)	(9)%

Loss from operations	(59,600)	(79,054)	19,454	25%

Other income (expense)
Loss on extinguishment of debt	(22)	(805)	783	n/m
Change in fair value of warrant liability	—	(70)	70	n/m
Interest income	836	285	551	193%
Interest expense	(22,084)	(16,667)	(5,417)	33%
Other income (expense), net	(470)	(221)	(249)	113%
Total other income (expense)	(21,740)	(17,478)	(4,262)	24%

Loss before income taxes	(81,340)	(96,532)	15,192	16%

Income tax benefit (expense)	(959)	(441)	(518)	n/m

Net loss	(82,299)	(96,973)	14,674	15%
Less: Net loss attributable to non-controlling interests	—	—	—	—%
Net loss attributable to Wheels Up Experience Inc.	$(82,299)	$(96,973)	$14,674	15%

Net loss per share of Class A common stock:
Basic and diluted	$(0.12)	$(0.14)	$0.02	14%

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	698,996,977	697,458,966	1,538,011	0.2%

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Six Months Ended June 30,		Change in
	2025	2024	$	%
Revenue	$367,167	$393,386	$(26,219)	(7)%

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	332,379	389,950	(57,571)	(15)%
Technology and development	19,882	21,610	(1,728)	(8)%
Sales and marketing	46,546	42,917	3,629	8%
General and administrative	87,049	72,186	14,863	21%
Depreciation and amortization	33,700	30,988	2,712	9%
(Gain) loss on sale of aircraft	(8,754)	(2,490)	(6,264)	n/m
(Gain) loss on disposal of assets, net	(3,269)	1,827	(5,096)	n/m
Total costs and expenses	507,533	556,988	(49,455)	(9)%

Loss from operations	(140,366)	(163,602)	23,236	14%

Other income (expense)
Gain on divestiture	—	3,403	(3,403)	n/m
Loss on extinguishment of debt	(60)	(2,511)	2,451	n/m
Change in fair value of warrant liability	—	(98)	98	n/m
Interest income	1,984	341	1,643	482%
Interest expense	(41,964)	(31,222)	(10,742)	34%
Other income (expense), net	(169)	(350)	181	n/m
Total other income (expense)	(40,209)	(30,437)	(9,772)	32%

Loss before income taxes	(180,575)	(194,039)	13,464	7%

Income tax benefit (expense)	(1,037)	(327)	(710)	n/m

Net loss	(181,612)	(194,366)	12,754	7%
Less: Net loss attributable to non-controlling interests	—	—	—	—%
Net loss attributable to Wheels Up Experience Inc.	$(181,612)	$(194,366)	$12,754	7%

Net loss per share of Class A common stock:
Basic and diluted	$(0.26)	$(0.28)	$0.02	7%

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	698,641,618	697,403,388	1,238,230	0.2%

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$107,000	$216,426
Accounts receivable, net	38,705	32,316
Parts and supplies inventories	12,162	12,177
Aircraft held for sale	37,884	35,663
Prepaid expenses	22,302	23,546
Other current assets	15,618	11,941
Total current assets	233,671	332,069
Property and equipment, net	317,912	348,339
Operating lease right-of-use assets	32,163	56,911
Goodwill	224,419	217,045
Intangible assets, net	87,367	96,904
Restricted cash	34,242	30,042
Other non-current assets	75,952	76,701
Total assets	$1,005,726	$1,158,011

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$31,542	$31,748
Accounts payable	35,362	29,977
Accrued expenses	96,101	89,484
Deferred revenue, current	727,099	749,432
Other current liabilities	12,076	16,643
Total current liabilities	902,180	917,284
Long-term debt, net	391,335	376,308
Operating lease liabilities, non-current	50,774	50,810
Other non-current liabilities	9,188	9,837
Total liabilities	1,353,477	1,354,239

Mezzanine equity:
Executive performance award	—	5,881
Total mezzanine equity	—	5,881

Equity:
Common Stock, $0.0001 par value; 1,500,000,000 authorized; 699,803,945 and 698,342,097 issued and 698,993,636 and 697,902,646 shares outstanding as of June 30, 2025 and December 31, 2024, respectively	70	70
Additional paid-in capital	1,948,418	1,921,581
Accumulated deficit	(2,284,507)	(2,102,895)
Accumulated other comprehensive loss	(3,084)	(12,662)
Treasury stock, at cost, 810,309 and 439,451 shares, respectively	(8,648)	(8,203)
Total Wheels Up Experience Inc. stockholders’ equity	(347,751)	(202,109)
Non-controlling interests	—	—
Total equity	(347,751)	(202,109)
Total liabilities and equity	$1,005,726	$1,158,011

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(181,612)	$(194,366)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	33,700	30,988
Equity-based compensation	20,956	25,479
Payment in kind interest	26,492	20,501
Amortization (accretion) of deferred financing costs and debt discount	5,694	(1,328)
Loss on extinguishment of debt	60	2,511
(Gain) loss on sale of aircraft held for sale	(9,429)	(5,208)
(Gain) loss on disposal of assets, net	(3,148)	1,827
Impairment of right-of-use assets	20,218	—
Other	(765)	4,751
Changes in assets and liabilities:
Accounts receivable	(4,965)	1,502
Parts and supplies inventories	(857)	2,635
Prepaid expenses	1,686	20,204
Other non-current assets	2,095	17,473
Accounts payable	4,748	9,287
Accrued expenses	2,731	(14,232)
Deferred revenue	(24,915)	(21,378)
Other assets and liabilities	(3,493)	398
Net cash used in operating activities	(110,804)	(98,956)

Cash flows from investing activities:
Purchases of property and equipment	(30,465)	(9,633)
Capitalized software development costs	(5,893)	(7,825)
Proceeds from sale of divested business, net	—	5,903
Proceeds from sale of aircraft held for sale, net	55,122	37,856
Other	1,150	(2,208)
Net cash provided by investing activities	19,914	24,093

Cash flows from financing activities:
Purchase of shares for treasury	(195)	(404)
Proceeds from long-term debt	19,551	—
Repayments of long-term debt	(36,898)	(40,992)
Payment of debt issuance costs	(18)	—
Net cash used in financing activities	(17,560)	(41,396)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,224	(1,175)

Net decrease in cash, cash equivalents and restricted cash	(105,226)	(117,434)
Cash, cash equivalents and restricted cash, beginning of period	246,468	292,825
Cash, cash equivalents and restricted cash, end of period	$141,242	$175,391

Definitions of Key Operating Metrics
Total Gross Bookings and Private Jet Gross Bookings. We define Total Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our member programs and charter offerings, all group charter flights, which are charter flights with 15 or more passengers (“Group Charter Flights”), and all cargo flight services (“Cargo Services”). We believe Total Gross Bookings provides useful information about the scale of the overall global aviation solutions that we provide our members and customers.
We define Private Jet Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our member programs and charter offerings (excluding Group Charter Flights and Cargo Services). We believe Private Jet Gross Bookings provides useful information about the aggregate amount our members and customers spend with Wheels Up versus our competitors.
For each of Total Gross Bookings and Private Jet Gross Bookings, the total gross spend by our members and customers is the amount invoiced to the member or customer and includes the cost of the flight and related services, such as catering, ground transportation, certain taxes, fees and surcharges. We use Total Gross Bookings and Private Jet Gross Bookings to provide useful information for historical period-to-period comparisons of our business and to identify trends, including relative to our competitors. Our calculation of Total Gross Bookings and Private Jet Gross Bookings may not be comparable to similarly titled measures reported by other companies.
In our Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for each of the three months ended March 31, 2024 and June 30, 2024, as well as certain other earnings materials furnished in connection therewith, “Total Private Jet Flight Transaction Value” and “Total Flight Transaction Value” were presented as non-GAAP financial measures, and “Total Private Jet Flight Transaction Value per Live Flight Leg” was presented as a key operating metric. To improve the clarity of our reports filed with the SEC and to use comparable terminology to other registrants, beginning with our Quarterly Report on Form 10-Q for the three months ended September 30, 2024, we relabeled “Total Private Jet Flight Transaction Value,” “Total Flight Transaction Value” and “Total Private Jet Flight Transaction Value per Live Flight Leg” as Private Jet Gross Bookings, Total Gross Bookings and Private Jet Gross Bookings per Live Flight Leg, respectively. In addition, we now present Private Jet Gross Bookings and Total Gross Bookings as key operating metrics given their usage. We will no longer present Private Jet Charter FTV or Other Charter FTV, which were included in such past filings.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating private jet flight legs in the applicable period, excluding empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs is a useful metric to measure the scale and usage of our platform and our ability to generate Flight revenue.
Private Jet Gross Bookings per Live Flight Leg. We use Private Jet Gross Bookings per Live Flight Leg to measure the average gross spend by our members and customers on all private jet flight services under our member programs and charter offerings (excluding Group Charter Flights and Cargo Services) for each Live Flight Leg.
Utility. We define Utility for the applicable period as the total revenue generating flight hours flown on our controlled aircraft fleet, excluding empty repositioning legs, divided by the monthly average number of available aircraft in our controlled aircraft fleet. Utility is expressed as a monthly average. We measure the revenue generating flight hours for a given flight on our controlled aircraft as the actual flight time from takeoff to landing. We determine the number of aircraft in our controlled aircraft fleet available for revenue generating flights at the end of the applicable month and exclude aircraft then classified as held for sale. We use Utility to measure the efficiency of our operations, our ability to generate a return on our assets and the impact of our fleet modernization strategy.
Completion Rate. We define Completion Rate as the percentage of total scheduled flights operated and completed, excluding customer-initiated flight cancellations.
On-Time Performance (D-60). We define On-Time Performance (D-60) as the percentage of total flights flown that departed within 60 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.
Beginning with the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, we changed the presentation of Completion Rate and On-Time Performance (D-60) to include wholesale flights, which we believe better aligns those metrics to information that we use internally to evaluate our operations and reported

Live Flight Legs, which includes wholesale flights. Completion Rate and On-Time Performance (D-60) for the three and six months ended June 30, 2025 and 2024 reported in the table above includes wholesale flights, which were previously excluded from such metrics in the Company’s filings with the SEC beginning with the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024 through and including our Annual Report. Completion Rate and On-Time Performance (D-60) reported in the Company’s previously filed Quarterly Report on Form 10-Q for the three months ended June 30, 2024, which excluded wholesale flight activity, were 99% and 87%, respectively.

Definitions of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDAR. We calculate Adjusted EBITDA as Net income (loss) adjusted for (i) Interest income (expense), (ii) Income tax expense, (iii) Depreciation and amortization, (iv) Equity-based compensation expense, (v) Acquisition and integration related expenses and (vi) other items not indicative of our ongoing operating performance, including but not limited to, restructuring charges. We calculate Adjusted EBITDAR as Adjusted EBITDA, as further adjusted for aircraft lease costs.

We include Adjusted EBITDA and Adjusted EBITDAR as supplemental measures for assessing operating performance, to be used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions, and to provide useful information for historical period-to-period comparisons of our business, as each measure removes the effect of certain non-cash expenses and other items not indicative of our ongoing operating performance.

Adjusted EBITDAR is included as a supplemental measure, because we believe it provides an alternate presentation to adjust for the effects of financing in general and the accounting effects of capital spending and acquisitions of aircraft, which may be acquired outright, acquired subject to acquisition debt, including under the Revolving Equipment Notes Facility, by capital lease or by operating lease, each of which may vary significantly between periods and results in a different accounting presentation.

Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as Gross profit (loss) excluding Depreciation and amortization and adjusted further for equity-based compensation included in Cost of revenue and other items included in Cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.

We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance and for the following: to be used to understand our ability to achieve profitability over time through scale and leveraging costs; and to provide useful information for historical period-to-period comparisons of our business and to identify trends.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDAR
The following tables reconcile Adjusted EBITDA and Adjusted EBITDAR to Net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(82,299)	$(96,973)	$(181,612)	$(194,366)
Add back (deduct):
Interest expense	22,084	16,667	41,964	31,222
Interest income	(836)	(285)	(1,984)	(341)
Income tax (benefit) expense	959	441	1,037	327
Other (income) expense, net	470	221	169	350
Depreciation and amortization	13,490	15,593	33,700	30,988
Change in fair value of warrant liability	—	70	—	98
Gain on divestiture	—	—	—	(3,403)
(Gain) loss on disposal of assets, net	20	(136)	(3,269)	1,827
Equity-based compensation expense	8,295	14,268	20,956	25,479
Integration and transformation expense(1)	183	—	1,366	—
Fleet modernization expense(2)	7,972	—	13,119	—
Restructuring charges(3)	—	4,371	—	6,515
Atlanta Member Operations Center set-up expense(4)	—	458	—	3,481
Certificate consolidation expense(5)	—	3,674	—	4,812
Other(6)	625	4,276	21,367	6,427
Adjusted EBITDA	$(29,037)	$(37,355)	$(53,187)	$(86,584)
Aircraft lease costs(7)	3,918	8,596	9,276	16,740
Adjusted EBITDAR	$(25,119)	$(28,759)	$(43,911)	$(69,844)
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(1)Consists of expenses associated with the Company’s global integration efforts, including charges for employee separation programs and third-party advisor costs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning the Embraer Phenom 300 series and Bombardier Challenger 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy as well as certain costs incurred associated with exiting legacy private jet models.
(3)Includes charges for contract termination fees and employee separation programs as part of our cost reduction and strategic business initiatives.
(4)Consists of expenses associated with establishing our Member Operations Center located in the Atlanta, Georgia area (“Atlanta Member Operations Center”) and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(5)Consists of expenses incurred to execute the consolidation of our FAA operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(6)For the six months ended June 30, 2025, primarily includes a $20.2 million non-cash pre-tax right-of-use asset impairment charge associated with vacating our former New York City corporate office space for a smaller, centralized location and related on-going lease costs for the vacated space while we seek a sublease tenant. For the three and six months ended June 30, 2024, includes (i) collections of certain aged receivables which were added back to Net loss in the reconciliation presented for the twelve months ended December 31, 2022, (ii) reserves and/or write-off of certain aged receivables associated with the aircraft management business which was divested on September 30, 2023, (iii) expenses associated with ongoing litigation matters and (iv) amounts reserved during the second quarter of 2024 related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives.
(7)Aircraft lease costs are reflected in Cost of revenue on the condensed consolidated statement of operations for the applicable period.
Refer to “Supplemental Expense Information” below, for further information.

Adjusted Contribution and Adjusted Contribution Margin
The following tables reconcile Adjusted Contribution to Gross profit (loss), which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$189,637	$196,285	$367,167	$393,386
Less: Cost of revenue	(173,955)	(191,690)	(332,379)	(389,950)
Less: Depreciation and amortization	(13,490)	(15,593)	(33,700)	(30,988)
Gross profit (loss)	2,192	(10,998)	1,088	(27,552)
Gross margin	1.2%	(5.6)%	0.3%	(7.0)%
Add back (deduct):
Depreciation and amortization	13,490	15,593	33,700	30,988
Equity-based compensation expense in Cost of revenue	100	816	178	1,562
Integration and transformation expense in Cost of revenue(1)	—	—	363	—
Fleet modernization expense in Cost of revenue(2)	7,725	—	10,782	—
Restructuring charges in Cost of revenue(3)	—	3,703	—	3,703
Atlanta Member Operations Center set-up expense in Cost of revenue(4)	—	458	—	1,860
Certificate consolidation expense in Cost of revenue(5)	—	2,445	—	3,471
Other in Cost of revenue(6)	(437)	3,281	(600)	3,281
Adjusted Contribution	$23,070	$15,298	$45,511	$17,313
Adjusted Contribution Margin	12.2%	7.8%	12.4%	4.4%
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(1)Consists of expenses associated with the Company’s global integration efforts including charges for employee separation programs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning the Embraer Phenom 300 series and Bombardier Challenger 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain costs incurred associated with exiting legacy private jet models.
(3)Primarily includes charges for employee separation programs as part of our ongoing cost reduction and strategic business initiatives.
(4)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(5)Consists of expenses incurred to execute the consolidation of our FAA operating certificates, primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(6)Consists of amounts recovered on Parts and supplies inventory reserved during prior periods related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives, including fleet modernization.

Supplemental Revenue Information

	Three Months Ended June 30,		Change in
	2025	2024	$	%
Membership	$7,474	$16,046	$(8,572)	(53)%
Flight	158,330	163,684	(5,354)	(3)%
Other	23,833	16,555	7,278	44%
Total	$189,637	$196,285	$(6,648)	(3)%

	Six Months Ended June 30,		Change in
	2025	2024	$	%
Membership	$16,663	$32,900	$(16,237)	(49)%
Flight	305,898	314,613	(8,715)	(3)%
Other	44,606	45,873	(1,267)	(3)%
Total	$367,167	$393,386	$(26,219)	(7)%

Supplemental Expense Information

(In thousands)	Three Months Ended June 30, 2025
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$100	$330	$259	$7,606	$8,295
Integration and transformation	—	—	—	183	183
Fleet modernization expense	7,725	—	—	247	7,972
Other	(437)	—	—	1,062	625

(In thousands)	Six Months Ended June 30, 2025
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$178	$764	$500	$19,514	$20,956
Integration and transformation	363	—	500	503	1,366
Fleet Modernization	10,782	—	72	2,265	13,119
Other	(600)	—	—	21,967	21,367

(In thousands)	Three Months Ended June 30, 2024
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$816	$353	$132	$12,967	$14,268
Restructuring charges	3,703	—	51	617	4,371
Atlanta Member Operations Center set-up expense	458	—	—	—	458
Certificate consolidation expense	2,445	—	—	1,229	3,674
Other	3,281	—	—	995	4,276

(In thousands)	Six Months Ended June 30, 2024
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$1,562	$636	$267	$23,014	$25,479
Restructuring charges	3,703	—	1,648	1,164	6,515
Atlanta Member Operations Center set-up expense	1,860	—	—	1,621	3,481
Certificate consolidation expense	3,471	—	—	1,341	4,812
Other	3,281	—	—	3,146	6,427